EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of July 1, 2011, is entered into by and between Cascade Springs, Ltd., a Nevada corporation (herein referred to as the "Company"), and Robert Sawatsky, an individual (herein referred to as the "Consultant").

RECITALS

WHEREAS, Company is a private company that is in the process of finalizing an amendment to its Registration Statement with the Securities and Exchange Commission (“SEC”) to become a public company and thereafter file an application to have its common stock trade on the OTC:Bulletin Board; and

WHEREAS, Consultant has experience in the area of preparing business plans, and assisting in preparing registration statements and in investor public relations; and

WHEREAS, Company desires to engage the services of Consultant to assist and consult with the Company in matters concerning its registration process with the SEC and with its future investor relations and to represent the Company in corporate communications and public relations with existing shareholders, brokers, and other investment professionals as to the Company's current status of publicly disclosed information, including the Company’s future SEC filings;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.   Term of Consultancy.  Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company for a period of one year commencing July 1, 2011 (the “Term”).

2.  Duties of Consultant.  The Consultant agrees that he will generally provide the following consulting services during the term set forth in Section 1 above:

(a)  Advise and assist the Company in developing and implementing appropriate plans and materials for presenting the Company and its business plans, strategy and management to the financial community, establishing an image for the Company in the financial community based on the Company’s status of publicly disclosed information, including SEC filings, and creating the foundation for subsequent financial public relations efforts;

(b) Upon becoming a public company, to introduce the Company to the financial community;

(c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and business, as they may evolve during such period;

(d)  Assist and advise the Company with respect to its (i) stockholder and investor relations, (ii) relations with brokers, analysts and other investment professionals, (iii) provide financial public relations, generally; and introduce the Company to investment bankers, and (iv) propose merger and acquisition projects to the Company;

(e)  Upon the Company's approval, disseminate information regarding the Company to shareholders, brokers, other investment community professionals and the general investing public;

(f) At the Company's request, review business plans, strategies, proposed transactions and other plans for the purpose of advising the Company of the investment community implications thereof; and,

(g) Otherwise perform as the Company's public relations consultant.

3.  Allocation of Time and Energies .  The Consultant hereby agrees to perform and discharge well and faithfully the responsibilities that may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and investor public relations and business activities.  Consultant shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant shall perform the duties set forth hereinabove in a diligent and professional manner.  The Company shall have the right to request that any of Consultant's employees or outside independent contractors, if any, not perform any services for the Company contemplated hereunder on behalf of Consultant unless approved in writing by the Company.

4.  Remuneration.  As full and complete compensation for services described in this Agreement, the Company shall compensate Consultant as follows:

4.1

Consulting will begin on July 1, 2011 and will continue for one year.  Remuneration will be the granting to the Consultant of Warrants to purchase 5,400,000 shares of Company’s common shares at an exercise price of $0.10 per share. The Warrants will be issued upon the signing of this Agreement.  The Warrants will be held in an escrow account and will be given to Consultant quarterly in advance.  Consultant shall be issued Warrants to purchase 1,350,000 shares of common stock on July 1, 2011 and each quarter thereafter in the same amount until Consultant has completed this one-year Agreement.  Any Warrants remaining after termination shall be cancelled.  After  90 days and upon 15 day's prior notice, the Company may terminate this Agreement and pay Consultant amortized Warrants for consulting to that date of termination.  If Consultant deems, for any reason, that Company is no longer a client that he can continue to represent satisfactorily, he may cancel this Agreement and be paid his Warrants on an amortized basis to that date of termination.  Consultant has three years from the date of this Agreement to exercise the Warrants and can exercise any portion of the Warrants that has been received from the date of receipt.

4.2

In connection with the acquisition of the Warrants hereunder, the Consultant represents and warrants to the Company as follows:

(a)  Consultant acknowledges that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning any information that the Consultants have requested.

(b)  Consultant is acquiring Warrants and future underlying shares of the Warrants for investment purposes in accordance with applicable securities laws.

5.  Expenses.  Consultant agrees to pay for all its expenses (phone, labor, etc.) incurred pursuant to this Agreement, other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the

Company prior to its incurring an obligation for reimbursement. All expenses in excess of $500.00 or more must be pre-approved in writing by the Company.

6.  Indemnification.  The Company warrants and represents that all written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, and strategic planning of the Company are accurate.  The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, costs and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials designated by the Company, excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company.

7.  Representations.  Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein.  Consultant acknowledges that, to the best of his knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant.  Consultant acknowledges that, to the best of his knowledge, Consultant is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.  Consultant further acknowledges that he is not a securities Broker-Dealer or a registered investment advisor.  Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company.  Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

8.  Legal Representation.  The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement.  Consultant represents that he has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

9.  Status as Independent Contractor.  Consultant's engagement pursuant to this Agreement shall be as an independent contractor and not as an employee, officer or other agent of the Company.  Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other.  Consultant further acknowledges the consideration provided herein above is a gross amount of consideration, and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes.  All such income taxes and other such payments shall be made or provided for by Consultant, and the Company shall have no responsibility or duties regarding such matters.  Neither the Company nor the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

10.  Waiver.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

11.  Notices.  All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

    To the Company:

Cascade Springs, Ltd.

William Delahunte

2351 N. Bannavitch

Pahrump, Nevada  89060

     To the Consultant:

Robert Sawatsky

____________________

____________________

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

12.  Choice of Law, Jurisdiction and Venue.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of Nevada.  The parties agree that Clark  County, Nevada will be the venue of any dispute and will have jurisdiction over all parties.

13.  Complete Agreement.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof.  This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

[Signatures Appear On The Following Page]

AGREED TO:

COMPANY:

Cascade Springs, Ltd.

Date:

July 1, 2011

By:

/s/ William Delahunte

       William Delahunte, Chief Executive Officer

CONSULTANT:

Robert Sawatsky

Date:

July 1, 2011

By:

/s/ Robert Sawatsky

       Robert Sawatsky